Exhibit 107
Calculation of Filing Fee Tables
FORM S-3
(Form Type)
Ellington Residential Mortgage REIT
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price(1)(8) (9)		Fee Rate	Amount of Registration Fee(2)		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares(3)	457	(o)		(1)		(2)		(2)	0.0001476
Fees to Be Paid	Equity	Preferred Shares(3)	457	(o)		(1)		(2)		(2)	0.0001476
Fees to Be Paid	Debt	Debt Securities(4)	457	(o)		(1)		(2)		(2)	0.0001476
Fees to Be Paid	Other	Rights(3)	457	(o)		(1)		(2)		(2)	0.0001476
Fees to Be Paid	Other	Warrants(5)	457	(o)		(1)		(2)		(2)	0.0001476
Fees to Be Paid	Other	Units(6)	457	(o)		(1)		(2)		(2)	0.0001476
Fees to Be Paid	Other	Depositary Shares(7)	457	(o)		(1)		(2)		(2)	0.0001476
Fees to Be Paid	Unallocated (Universal) Shelf	—	457	(o)	N/A		Unallocated (Universal) Shelf		$24,290,457		0.0001476	$3,585.27	(10)
Fees Previously Paid	—	—	—
Carry Forward Securities
Carry Forward Securities	Equity	Common Shares(3)	415	(a)(6)		(1)		(2)		(2)	0.0001091				333-251141	12/30/2020
Carry Forward Securities	Equity	Preferred Shares(3)	415	(a)(6)		(1)		(2)		(2)	0.0001091				333-251141	12/30/2020
Carry Forward Securities	Debt	Debt Securities(4)	415	(a)(6)		(1)		(2)		(2)	0.0001091				333-251141	12/30/2020
Carry Forward Securities	Other	Rights(3)	415	(a)(6)		(1)		(2)		(2)	0.0001091				333-251141	12/30/2020
Carry Forward Securities	Other	Warrants(5)	415	(a)(6)		(1)		(2)		(2)	0.0001091				333-251141	12/30/2020
Carry Forward Securities	Other	Units(6)	415	(a)(6)		(1)		(2)		(2)	0.0001091				333-251141	12/30/2020
Carry Forward Securities	Other	Depositary Shares(7)	415	(a)(6)		(1)		(2)		(2)	0.0001091				333-251141	12/30/2020
Carry Forward Securities	Unallocated (Universal) Shelf	—	415	(a)(6)	N/A		Unallocated (Universal) Shelf		$475,709,543	(10)	0.0001091	N/A		S-3	333-251141	12/30/2020	$51,899.91	(10)
Total Offering Amounts									$500,000,000		0.0001476	$73,800.00
Total Fees Previously Paid												$51,899.91	(10)
Total Fee Offsets												$—
Net Fee Due												$3,585.27	(10)
___________
(1)Subject to Note 9 below, includes an indeterminate number of securities at indeterminate prices that may be issued from time to time in primary offerings or upon exercise, conversion or exchange of any securities registered hereunder that provide for exercise, conversion or exchange.
(2)Not specified as to each class of securities to be registered hereunder pursuant to Item 16(b) to Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.
(3)Subject to Note 9 below, there is being registered hereunder an indeterminate number of common shares of beneficial interest, $0.01 par value per share (“common shares”), preferred shares of beneficial interest, $0.01 par value per share (“preferred shares”), or rights to purchase common shares or preferred shares as may be sold, from time to time separately or as units in combination with other securities registered hereunder.
(4)Subject to Note 9 below, with respect to debt securities, excluding accrued interest and accrued amortization of discount, if any, to the date of delivery. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate price to investors not to exceed $500,000,000.
(5)Subject to Note 9 below, there is being registered hereunder an indeterminate number of warrants as may be sold, from time to time separately or as units in combination with other securities registered hereunder, representing rights to purchase common shares, preferred shares or depositary shares.
(6)Subject to Note 9 below, there is being registered hereunder an indeterminate number of units. Each unit may consist of a combination of any one or more of the securities being registered hereunder.
(7)Subject to Note 9 below, there is being registered hereunder an indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event the Registrant elects to offer to the public fractional interests in the preferred shares registered hereunder, depositary receipts will be distributed to those persons purchasing such fractional interests, and preferred shares will be issued to the depositary under the deposit agreement. No separate consideration will be received for the depositary shares.
(8)The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the sale by the Registrant of the securities registered under this registration statement.
(9)In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $500,000,000.
(10)The Registrant previously registered $500,000,000 in aggregate offering price of securities pursuant to the Registration Statement on Form S-3 (No. 333-251141) filed with the Securities and Exchange Commission on December 4, 2020 and declared effective on December 30, 2020 (the “2020 Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant is carrying forward to this Registration Statement $475,709,543 in aggregate offering price of securities that were initially registered under the 2020 Registration Statement and remain unsold (the “Unsold Securities”). The Registrant previously paid a filing fee of $51,899.91 with respect to the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the 2020 Registration Statement). A filing fee of $3,585.27 with respect to the remaining $24,290,457 of securities registered hereunder is being paid herewith. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any Unsold Securities pursuant to the 2020 Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the 2020 Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) under the Securities Act and the updated amount of securities to be registered on this Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the 2020 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.